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                                                                    EXHIBIT 10.7

                                STOCK REPURCHASE AGREEMENT

         THIS STOCK REPURCHASE AGREEMENT is entered into as of the 15th day of January, 1998, by and between Optical Systems, Inc., a Florida corporation (the "Company"), and Raymond F. Sery ("Sery").

                                    RECITALS:

         A. Sery currently owns 369,557 shares of the Company's common stock, par value $.001 per share (the "Common Stock") and 811,513 shares of the Company's Series A Preferred Stock (the "Preferred Stock") which are convertible into Common Stock, at the rate of one share per share of Common Stock (the "Conversion Shares").

         B. The Company desires to sell to Sery and Sery is willing to purchase from the Company, upon the terms and subject to the conditions set forth in that certain Stock Purchase Agreement of even date herewith, 200,000 additional shares of Preferred Stock which are convertible into 200,000 shares of Common Stock, provided, however, that the Company agree to repurchase all of the Common Stock, Preferred Stock and Conversion Shares heretofore issued or to be issued to Sery as described in these Recitals, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Sery hereby agree as follows:

         1. Company's Obligation to Repurchase. In the event the Company does not effect an initial public offering of its securities under the Securities Act of 1933, as amended (the "Securities Act") on or before December 31, 1998,
Sery shall have the right to require the Company to repurchase any or all equity securities of the Company (including without limitation all shares of Common Stock, Preferred Stock and Conversion Shares) then owned by him in accordance with the provisions of this Agreement (collectively, the "Put Shares"); provided, however, the Company shall only be obligated to repurchase that number of Put Shares which, when taken together with all prior Put Shares repurchased by the Company, result in an aggregate repurchase price paid to Sery of not more than $1,200,000 as determined in accordance with Section 3 of this Agreement.

         2. Duration of "Put"; Exercise. Subject to the proviso set forth in
Section 1 hereof. Sery shall have the right to require the Company to repurchase any or all of the Put Shares at any time and from time to time during the period commencing January 1, 1999 and ending on the date that the Company becomes a reporting company subject to the periodic reporting requirements under the Securities Exchange Act of 1934 (such period being herein referred to as the "Put Period"). Such right may be exercised by delivery of a "Put Notice" to the Company setting forth the number of Put Shares to be repurchased by the Company at that time, together with one or more stock certificates representing the shares to be repurchased, in each case



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endorsed in blank in proper form for transfer. In the event that the certificates so delivered represent a greater number of shares than the number to be repurchased at such time, the Put Notice shall direct the Company to cause the issuance of one or more certificates representing, in the aggregate, the excess shares not being repurchased by the Company in such denominations and in such names as Sery shall direct in his Put Notice. Each Put Notice shall contain a representation and warranty by Sery that the shares surrendered for repurchase are owned by him, free and clear of all liens, claims and encumbrances of any nature whatsoever.

         3. Redemption Price; Payment. With respect to each Put Notice delivered to the Company in accordance with this Agreement, the redemption price payable shall be the average of the closing bid price of the Company's Common Stock over the 20-trading day period immediately preceding the date of the applicable Put Notice as reported by the OTC Bulletin Board multiplied by the number of Put Shares subject to such Put Notice. Subject to the proviso set forth in Section 1 of this Agreement, payment of the redemption price as so determined shall be made within 90 days following delivery of the Put Notice by delivery of a cashier's or bank check in an amount equal to the aggregate redemption price relating to the applicable Put Notice.

         4. Insurance. The Company agrees that until the earlier to occur of (a) the expiration of the Put Period and (b) the sale by Sery of and/or the repurchase by the Company of all of the Put Shares the Company will maintain key man insurance on the life of Warren Zimmerman in an amount not less than $1,200,000. The first use of these insurance proceeds will be the funding of the Company's obligations in this Agreement.

         5. Miscellaneous.

                  (a) Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or by private courier, or sent by registered or certified mail, return receipt requested, postage prepaid, properly addressed to the parties at the following addresses:

                  If to Sery:

                           Raymond F. Sery
                           65 Edgewood Road
                           Bedminster, New Jersey 07921
                           Telephone: (908)234-9291

                  If to the Company:

                           Optical Systems, Inc.
                           Raritan Plaza II
                           Fieldcrest Avenue
                           Edison, New Jersey 08818
                           Attention: President
                           Telephone: (732)417-0023


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                           and

                  Michael J. Philippi, Esq.
                  Ungaretti & Harris
                  3500 Three First National Plaza
                  Chicago, Illinois 60602
                  Telephone:  (312)977-4400


or to such other address as any party shall have specified by notice to the other parties. Notice shall be deemed duly given hereunder when delivered or three days after the date sent if mailed as provided herein.

                  (b) Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                  (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended except by a writing executed by each of the parties hereto.

                  (d) Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and, as provided above, their respective heirs, successors, permitted assigns and representatives any rights, remedies, obligations or liabilities. The rights conferred on Sery pursuant to this Agreement are personal to him and may not be assigned by him without the written consent of the Company, which consent may be given or withheld in the sole discretion of the Company.

                  (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of organization of the Company.

                  (f) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms of this Agreement.




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     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


                                        OPTICAL SYSTEMS, INC.

                                        By: /s/ [ILLEGIBLE]
                                           ---------------------------
                                        Its: President
                                            --------------------------

                                        /s/ RAYMOND F. SERY
                                        ------------------------------
                                        Raymond F. Sery




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